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                                                                   EXHIBIT 10.67

                                 LEASE AGREEMENT

                                     BETWEEN

                        SCHOTTENSTEIN STORES CORPORATION
                    D/B/A/ ELYRIA VALUE CITY SHOPPING CENTER

                                       AND

                        SCHOTTENSTEIN STORES CORPORATION
                        D/B/A/ VALUE CITY FURNITURE # 17

PREMISES: 430 Oberlin Road
          Elyria, Ohio

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                                    L E A S E

      THIS AGREEMENT OF LEASE, made this 5th day of November, 1992, by and between SCHOTTENSTEIN STORES CORPORATION D/B/A/ ELYRIA VALUE CITY SHOPPING CENTER, an Ohio General Partnership, (hereinafter referred to as "Landlord"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-0410 and SCHOTTENSTEIN STORES CORPORATION D/B/A/ VALUE CITY FURNITURE # 17 with offices at 1800 Moler Road, Columbus, Ohio 43207 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

SECTION 1. PREMISES


      (a) Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby Lease unto Tenant the premises in the Value City Shopping Center (hereinafter referred to as the "Shopping Center"), at 430 Oberlin Road, in the City of Elyria, County of Lorain, and State of Ohio. The location, size, and area of the demised premises and of the Shopping Center shall be substantially as shown on Exhibit "A" attached hereto. Exhibit "A" is identified by the signature of the parties hereto and is hereby made a part hereof.


      (b) The demised premises shall have a ground floor area of approximately ______ square feet.

SECTION 2. TERM

      The term of this Lease shall be for a period of five (5) years, beginning on the commencement date (as hereinafter defined), except that if the commencement date shall be a day other than the first day of a month, then the period of time between the commencement date and the first day of the month next following shall be added to the term of the Lease.

SECTION 3. COMMENCEMENT DATE

      (a) As herein used, the phrase "commencement date" shall mean December 1, 1992.

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SECTION 4. RENEWAL OPTIONS

      (a) Providing Tenant has fully complied with all of the terms, provisions, and conditions on its part to be performed under this Lease, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the original term of this Lease, extend such term for a period of five (5) year(s) upon the same covenants and agreements as are herein set forth.

SECTION 5. MINIMUM RENT


      (a) Tenant shall pay to Landlord as rent for the demised premises in legal tender of the United States the following sum: a minimum rental of Two Thousand Six Hundred Sixty Seven and no/100 Dollars ($2,667.00) during each calendar month of the initial term of this Lease, payable in advance on the first (1st) day of each and every calendar month; and


      (b) If the Lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the minimum rental for such first or last fractional month shall be such proportion of the monthly minimum rental as the number of days in such fractional month bears to the total number of days in such calendar month.

      (c) Until further notice to Tenant, all rental payable under this Lease shall be payable to Landlord and mailed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-0410.

SECTION 6. PERCENTAGE RENT

      (a) Tenant shall pay to Landlord as additional rent, a percentage rental of two and one-half percent (2 1/2%) of the "gross receipts" as hereinafter defined, which exceed One Million Two Hundred Eighty Thousand One Hundred Sixty and no/100 Dollars ($1,280,160.00) during any one Lease year. Taxes, insurance and C.A.M. are deductible from any percentage rental owed.

      (b) Lease years shall consist of consecutive twelve (12) calendar month periods commencing from the commencement

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of the term of this Lease; provided, however, that if this Lease commences on a day other than the last day of a calendar month, then the first Lease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last Lease year shall consist of the period commencing from the end of the next preceding Lease year and ending with the end of the term of the Lease whether by expiration of term or otherwise. In the event percentage rental shall commence to accrue on a day other than the first day of a Lease year, the percentage rental basis set forth above shall for such Lease year be increased by a fraction, the numerator of which shall be the number of days remaining in such Lease year and the denominator of which shall be 365.

      (c) Each Lease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross receipts for such receipts of any Lease year.

      (d) The term "gross receipts" as used in this Lease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee's "gross sales," all "gross sales" of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross Receipts shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the

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amount of refunds, exchanges or returns by customers or allowances to customers.

      (e) The percentage rental, if any shall be owing, shall be paid within thirty (30) days after the end of each Lease year, accompanied by a statement in writing signed by Tenant setting forth its gross receipts from the sale of all items for such Lease year. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises. Landlord, its agents and accountants, shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same without expense to Tenant. Tenant shall also furnish to Landlord any and all supporting data in its possession relating to gross sales and any deductions therefrom as Landlord may reasonably require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

      (f) Tenant shall at all times maintain continuous tape or "locked-in" cash registers which shall be available for Landlord's inspection at any reasonable time.

      (g) If Landlord, for any reason, questions or disputes any statement, then Landlord, at its own expense, shall employ such Certified Public Accountants as Landlord may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of the Certified Public Accountants employed by Landlord shall show any additional Percentage rents payable by Tenant, then Tenant shall pay to Landlord such additional percentage rents plus interest at one (1) point over the prime rate within thirty (30) days after such report has been forwarded to Tenant, unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. In

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the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question or dispute within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Tenant has understated percentage rent for any Lease year by three percent (3%) or more, than Tenant shall pay the cost of the audit.

SECTION 7. RIGHT TO REMODEL

      Tenant may, with Landlord's approval and at Tenant's expense, make repairs to and alterations in the premises and remodel the demised premises, excepting structural changes, in such manner and to such extent as may from time to time be deemed necessary by Tenant for adapting the demised premises to the requirements and uses of Tenant and for the installation of its fixtures, appliances and equipment. All plans for such remodeling shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant on the Leased premises.

SECTION 8. UTILITIES

      The Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the Leased premises during the term hereof, including heat, water, gas, electric, etc., together with all taxes, levies or other charges on such utility services. Should any utility service not be separately metered, then Tenant shall be responsible for its prorata share thereof as determined from time to time and billed by Landlord. Landlord shall not be liable for the quality or quantity of or interference

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involving such utilities unless due directly to Landlord's negligence.

      During the term hereof or any renewal or extension period, whether the premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the premises so as to avert any damage to the premises on account of cold weather.

SECTION 9. GLASS

      The Tenant shall maintain the glass part of the Leased premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 10. PERSONAL PROPERTY

      The Tenant further agrees that all personal property of every kind or description that may at any time be in or on the premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and that the Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of the Tenant caused in any manner whatsoever.

SECTION 11. RIGHT TO MORTGAGE

      (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant substantially performs the obligations imposed upon it hereunder. Tenant shall execute any instrument presented to Tenant for the purpose of effecting such subordination. If Tenant, within ten (10) days after submission of such instrument, fails to execute same, Landlord is hereby authorized to execute same as attorney-in-fact for Tenant. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement

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in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not have the right to terminate this Lease in accordance with the provisions contained herein so long as this Lease is assigned as additional security for any first institutional loan covering the demised premises.

      (b) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any first mortgagee of which it has received legal notice. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 12. SUBLEASE OR ASSIGNMENT

      The Tenant further covenants and agrees not to assign or sublet the demised premises or any part of same, or in any other manner transfer the Lease Agreement, Leasehold or demised premises, without the prior written consent of Landlord. In the event of such subletting or assignment, Tenant shall remain liable.

SECTION 13. COMMON AREAS

      Common areas means all areas and facilities in the Shopping Center provided and so designated by Landlord or otherwise made available by the owner or Tenant thereof, for the common use and benefit of tenants of the Shopping Center and their customers, employees and invitees. Common areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas.

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SECTION 14. OPERATION OF COMMON AREAS

      (a) Landlord shall, throughout the term hereof, operate and maintain the common areas including the parking areas, substantially as shown on Exhibit "A," for the use and benefit of the tenants of the shopping center and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Tenant upon a delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants of the Shopping Center who use said areas in accordance with the rules and regulations established by, Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas.

      (b) Tenant shall keep all common areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the common areas only for normal parking and ingress and egress by its customers and suppliers to and from the premises. If in Landlord's opinion unauthorized persons are using any of the common areas by reason of

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Tenant's occupancy of the premises, Tenant shall, upon Landlord's demand, enforce Landlord's rights against all such unauthorized persons. Landlord shall nonetheless have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Center shall have the right to make reasonable use of portions of the common areas.

SECTION 15. COMMON AREA MAINTENANCE TENANT'S SHARE

      (a) Tenant will pay as additional rental, simultaneously with the minimum monthly rental called for under Paragraph 5, its prorata share of the "maintenance cost" for the operation and maintenance of the common areas.

      (b) The Maintenance Costs for the common areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall, by way of example but not limitation, include: (i) cost of labor (including workmen's compensation insurance and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) the cost of operating, and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, policing, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities;
(vi) rental paid for maintenance machinery and equipment; and (vii) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed fifteen percent (15%) of the total of all Maintenance Costs for such accounting year. Maintenance Costs shall not include depreciation or any costs properly chargeable to a capital account under generally accepted accounting principles.

      (c) Landlord shall maintain accurate and detailed records of all Maintenance Costs for the common areas in

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accordance with generally accepted accounting principles. Tenant's proportionate share of the Maintenance Costs of the common areas shall be a fraction, the numerator of which shall be the floor area of the premises and the denominator of which shall be the gross leasable area (in square feet) of all buildings in the Shopping Center.

      (d) Tenant's proportionate share of all Maintenance Costs shall be computed by Landlord within sixty (60) days after the end of each accounting year (which Landlord may change from time to time). At this time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Tenant's proportionate share thereof (prorated for any partial Lease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). To the extent Tenant's share of such costs differs from the sum paid by Tenant in respect to such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill.

SECTION 16. EMINENT DOMAIN

      (a) In the event the entire premises or any part of the building shall be taken or condemned either permanently or temporarily for any public or quasipublic use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including Leasehold, reversion and fee, shall belong to the Landlord.

      (b) In the event only a portion of the premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Tenant's business, the Landlord at its own expense shall so repair the portion of the premises not taken and there shall be an equitable

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abatement of rent of the remainder of the term and/or extended terms. If the portion of the premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Tenant's business then this Lease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be released from all obligation hereunder except as herein stated, no other taking, appropriation or condemnation shall cause this Lease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment.

      (c) In the event that more than 20% of the demised premises shall at any time after the execution of this Lease be taken by public or quasipublic use or condemned under eminent domain, then at the option of the Landlord or Tenant upon the giving of thirty (30) days written notice (after such notice of condemnation), this Lease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.

SECTION 17. TENANT'S TAXES

      Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the premises during the term of this Lease.

SECTION 18. RISK OF GOODS

      All personal property, goods, machinery, and merchandise in said premises shall be at Tenant's risk if damaged by water, fire, explosion, wind or accident of any kind.

SECTION 19. USE AND OCCUPANCY

      The demised premises during the term of this Lease shall be occupied for the operating and conducting therein

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of a retail furniture store and for no other purpose whatsoever without prior consent of Landlord in writing. Tenant shall at all times, conduct its operations on the demised premises in a lawful manner and in compliance with all governmental laws, rules, regulations and orders applicable to the business of Tenant; excluding, however, obligations of the Landlord hereunder. Tenant covenants and agrees that the demised premises shall not be abandoned or left vacant and shall be continuously used, occupied and open for business from at least 10:00 a.m. to at least 8:00 p.m. of each business day.

SECTION 20. NUISANCES

      Tenant shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other tenants in the Shopping Center of which the demised premises are a part. Landlord shall not perform and shall not permit any other tenant or occupant of the Shopping Center to perform any acts or carry on any practices which would injure the demised premises or be a nuisance or menace to the Tenant or which would interfere with the right of quiet enjoyment granted to the Tenant or to other tenants and occupants of the Shopping Center.

SECTION 21. WASTE AND REFUSE REMOVAL

      Tenant covenants that it will use, maintain and occupy said premises in a careful, safe, lawful and proper manner and will not commit waste therein. Landlord shall have access at all reasonable times to the subject premises for purposes of inspecting and examining the condition and maintenance of the subject premises. Tenant agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Refuse is either to be kept within the demised premises until removed therefrom or tenant agrees to provide a refuse collection container at the rear of the demised premises to accommodate tenants refuse, in this event tenant shall contract with a

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licensed/insured refuse collection contractor to timely remove refuse therefrom.
The location of the container is to be approved by Landlord.

SECTION 22. FIRE REBUILDING AND ALTERING

      (a) Landlord shall at all times during the term of this Lease carry fire, casualty, and extended coverage insurance on all the buildings and permanent improvements in the Shopping Center.

      (b) If the demised premises or any permanent additions or Leasehold improvements thereto shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Lease shall abate: (i) entirely in case the whole premises are untenantable, and if Tenant determines in good faith it cannot economically conduct business from the undamaged portion of the demised premises; (ii) and proportionately if only a portion is untenantable and Tenant is able to conduct its business from the undamaged portion of the demised premises. Said abatement shall cease at such time as the premises shall be restored to a tenantable condition.

      (c) In the event the demised premises, because of such damage or destruction, are not repaired and restored to tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Tenant or Landlord may, at its option, terminate this Lease by giving sixty (60) days prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations under this Lease.

      (d) If the demised premises are damaged or destroyed during the last two
(2) years of the original or any extended term of this Lease, to the extent of more than one-

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third (1/3) of the ground floor area thereof, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following such damage or destruction, unless Tenant shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Lease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Tenant makes said offer to extend, Landlord and Tenant shall determine the terms and conditions of said extension within thirty (30) days thereafter or Tenant's offer shall not be deemed to estop Landlord from cancelling this Lease. If the terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the premises within the time and in the manner set forth above.

SECTION 23. LANDLORD REPAIRS

      (a) Landlord shall keep in good order, condition, and repair the following: (i) structural parts; (ii) exterior foundations; (iii) exterior walls (except for interior faces); (iv) downspouts; (v) gutters; and (vi) the roof of the Building of which the demised premises form a part, and the plumbing and sewage system outside said building, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees or contractors. "Structural parts" shall mean only the following: (i) foundations; (ii) exterior walls; (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof; and (v) the floors (but not floor coverings).

      (b) Notwithstanding the provisions of Paragraph (a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the premises or the store front; (ii) heating, ventilating or air-conditioning equipment in the premises;
(iii) damage caused by any casualty, burglary, break-in, vandalism, war or act

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of God; and (iv) in any case until after ten (10) days' notice from Tenant stating the need for repairs. Tenant expressly hereby waives the provisions of any law permitting repairs by a tenant at Landlord's expense.

SECTION 24. TENANT'S REPAIRS

      (a) Tenant shall keep and maintain, at Tenant's expense, all and every other part of the premises in good order, condition and repair, including, by way of example but not limitation: (i) all Leasehold improvements; (ii) all heating, ventilating, and air conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment;
(x) all doors, exterior entrances, windows and window mouldings; (xi) plate glass; (xii) signs and showcases surrounding and within the premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with current local and state fire protection standards. Moreover, it shall be Tenant's responsibility to contact the Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-0410, (614) 445-8461, in the event the sprinkler system in the demised premises is ever shut off for any reason; and
(xv) any damages occasioned or caused by the actions of Tenant, its agents, invitees, or employees as a result of Tenant's repair obligation hereunder.

      (b) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make such repair immediately. If Tenant refuses or neglects to make such repair and to complete the same with reasonable dispatch, Landlord may make such repair and Tenant shall, on demand, immediately pay to Landlord the cost of said repair, together with interest at ten percent (10%) per annum. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

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      (c) Landlord's roofer is the only contractor permitted access to or to perform alterations of any kind to the roof of the building.

SECTION 25. COVENANT OF TITLE AND PEACEFUL POSSESSION

      Subject to the provisions of Paragraph 11 hereof, Landlord shall, on or before the date on which Tenant is permitted to install its merchandise and fixtures in the building to be constructed, have good and marketable title to the demised premises in fee simple and the right to make this Lease for the term aforesaid. At such time, Landlord shall put Tenant into complete and exclusive possession of the premises, and if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by the Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities and the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, without molestation or hindrance by any person whomsoever.

SECTION 26. LIABILITY INSURANCE

      Tenant agrees to carry at its own expense, throughout this Lease, public liability insurance covering the premises and Tenant's use thereof, which insurance shall include Landlord as an additional named insured, in companies and in a form satisfactory to Landlord, with minimums of the following: (i) One Million ($1,000,000.00) per occurrence on account of bodily injuries or death of one or more persons and property damage combined; (ii) Policy limits of Two Million Dollars ($2,000,000.00) general aggregate per location; (iii) Fire damages legal liability coverage Fifty Thousand Dollars ($50,000.00) limit per occurrence, and to deposit said policy or policies or certificates thereof with Landlord prior to the date of occupancy by Tenant. Such liability insurance policy or policies and the certificate shall bear endorsements to the effect that the insurer

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agrees to notify Landlord not less than thirty (30) days in advance of modification or cancellation thereof. Proof of policy renewal shall be provided to Landlord fifteen (15) days prior to expiration date.

SECTION 27. REAL ESTATE TAXES

      Tenant shall pay Tenant's Proportionate Share (as hereinafter defined) of any real estate taxes imposed upon the Shopping Center for each Lease Year included within the period commencing with the Commencement Date and ending with the expiration of the initial and any renewal term of this Lease. For each Lease Year, "Tenant's Proportionate Share" of the real estate taxes upon the Shopping Center (including the Common Area) shall be the product of such taxes multiplied by a fraction, the numerator of which shall be the ground floor area, (expressed in square feet) in the Demised Premises and the denominator of which shall be the gross floor area (expressed in square feet) of all buildings in the Shopping Center.

      For the purpose of this Lease, the term "real estate taxes" shall include any special assessments, water and sewer rents and other governmental impositions imposed upon or against the Shopping Center of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the Lease term be levied, assessed or imposed upon or against such Shopping Center.

      Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any assessment for special improvements heretofore installed or in the process of installation in connection with the initial development of the Shopping Center, and Landlord hereby agrees to pay for the same.

      The real estate taxes for any Lease Year shall be the real estate taxes for the tax year terminating during said Lease Year. If any Lease Year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Lease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of the parties.

      Landlord shall submit to Tenant true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Lease and shall bill Tenant for any amount that may be payable by Tenant. Said bill shall be accompanied by a computation of the amount payable by Tenant and such amount shall be paid by Tenant within thirty (30) days after receipt of said bill.

      Should the State of Ohio or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of assessments levied or assessed against the Demised Premises, or Shopping Center, or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this section.

SECTION 28. TENANT'S INSURANCE CONTRIBUTION

      Tenant shall pay as additional rent, Tenant's Proportionate Share (as hereinafter defined) of the premiums for the insurance required under this Article on all buildings and improvements constituting the Shopping Center for each Lease Year during the term of this Lease. Tenant's Proportionate Share of such premiums shall be the product of the sum of such premium multiplied by a fraction, the numerator of which shall be the total gross floor area, expressed in square feet of the Demised Premises and the denominator of which shall be the gross floor area, expressed in square feet of all buildings in the Shopping Center. The premiums for the first and last Lease Years shall be prorated. Tenant shall pay Tenant's Proportionate Share of such premiums annually upon demand for such payment by Landlord; which demand shall be accompanied by a photocopy of the invoice for such premium and a computation of the amount payable by Tenant and such Tenant's Proportionate Share shall be paid by Tenant within thirty (30) days after Landlord's demand therefor.

SECTION 29. FIXTURES

      Provided that Tenant shall repair any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.

SECTION 30. SURRENDER

      The Tenant covenants and agrees to deliver up and surrender to the Landlord the physical possession of the premises upon the expiration of this Lease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear excepted and to deliver all of the keys to the Landlord or Landlord's agents.

SECTION 31. HOLDING OVER

      There shall be no privilege of renewal hereunder (except as specifically set forth in this Lease) and any holding over after the expiration by the Tenant shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Landlord's option; and no acceptance of rent by or act or statement whatsoever on the part of the Landlord or his duly authorized agent in the absence of a written contract signed by Landlord shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 32. NOTICE

      Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-0410, or at such address as Landlord may notify Tenant in writing, and deposited in the United States mailed by REGISTERED OR CERTIFIED MAIL, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited mail service as normally results in overnight delivery, with a copy of same sent in like manner to Director of Real Estate, 1800 Moler Road, Columbus, Ohio 43207. Notice to Tenant shall be sent in like manner to the demised premises.

SECTION 33. DEFAULT

      If said rent or any part thereof shall at any time be in arrears and unpaid for ten (10) days after written notice from Landlord or if said Tenant or its successors shall fail to keep and perform any of the covenants, agreements, or conditions of this Lease on its part to be performed, and the breach is not cured within thirty (30) days after written notice from Landlord, or if said Tenant shall abandon or vacate said premises during the term thereof, or shall make an assignment for the benefit of creditors, or if a receiver for the Tenant hereunder be appointed in any action or proceeding by or against the Tenant or if a petition (voluntary or involuntary) under the Federal Bankruptcy File Act or Acts amendatory thereof or supplemental thereto shall be filed by or against the Tenant, or if the Tenant should be adjudicated bankrupt, or if the interest of the Tenant in said premises shall be sold under execution or other legal process, the Landlord may enter in and upon said premises and again have and repossess and enjoy the same as if this Lease had not been made and, thereupon this Lease and everything contained herein on the part of said Landlord to be kept and performed shall cease and determine and be utterly void, without prejudice, however, to the right of the Landlord to recover from said Tenant or its successors all rent due up to the time of such entry. The commencement of a proceeding or suit in forcible entry and detainer or in ejectment or otherwise, after any default by the Tenant, shall be equivalent in every respect to actual entry by the Landlord. In case of any such default by said Tenant and entry by said Landlord, said Landlord may relet said premises at Tenant's cost (including but not limited to brokers and attorneys fees) for the remainder of said term for the highest rent obtainable, and may recover from said Tenant any deficiency between the amount so obtained and the amount of rent hereinbefore reserved. In the event of litigation regarding said default, Tenant shall be responsible for Landlord's reasonable attorney's fees.

SECTION 34. WAIVER OF SUBROGATION

      Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or any one claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage or supplementary insurance contract casualties even if such fire or other casualty shall have been caused by the fault or negligence of the other party or any one for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that their policies will include such clause or endorsement so long as the same is obtainable and if not obtainable, shall so advise the other in writing and such notice shall release both parties from the obligation to obtain such a clause or endorsement.

SECTION 35. EXCULPATION

      If the Tenant obtains a money judgment against Landlord, any of its partners or its successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Center, Tenant shall be entitled to have execution upon such judgment only upon Landlord's fee simple or Leasehold estate in the Center (whichever is applicable) and not out of any other assets of Landlord, any of its partners or its successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or Leasehold estate.

      If Landlord transfers its estate in the premises subject to this Lease, Landlord shall thereafter be relieved of all obligations of Landlord expressed in this Lease or implied by law and which are subsequent to said transfer and/or sublease.

SECTION 36. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law; provided, however, that this Lease shall not be cancellable except for default of Tenant except as otherwise specifically provided herein.

SECTION 37. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

SECTION 38. SIGNS

      No signs, whether building, free-standing, pylon or other signs, shall be placed within the Shopping Center except as such sign shall comply with sign criteria established by Landlord and with the prior written consent of Landlord to sign drawings submitted to Landlord by Tenant.

SECTION 39. ENTIRE AGREEMENT

      This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 40. LANDLORD'S LIEN

      In the event of default, Landlord shall by the execution of this Lease have a lien for the performance of any and all obligations of Tenant upon Tenant's fixtures, equipment, machinery, goods, wares, merchandise and other personal property of Tenant.

SECTION 41. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 42. MERCHANT'S ASSOCIATION

      If a Merchants' Association is established by consent of two-thirds (2/3) of the tenants then all tenants shall pay annual dues which shall entitle them to become a member of the Merchants' Association. Tenant shall at all times abide by the rules and regulations as the same will be adopted, revised and amended.

SECTION 43. TRANSFER OF INTEREST

      If Landlord should sell or otherwise transfer its interest in the premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

SECTION 44. ACCESS TO PREMISES

      Landlord and its representatives may have free access to the premises at all reasonable times for the purpose of: (i) examining the same or to make any alterations or repairs to the premises that Landlord may deem necessary for its safety or preservation; (ii) exhibiting the Leased property for sale or mortgage financing; (iii) also during the last three (3) months of the term of this Lease for the purpose of exhibiting the premises and putting up the usual notice "to rent" which notice shall not be removed, obliterated or hidden by Tenant, provided, however, that any such action by Landlord as aforesaid in this section shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement or rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 45. HEADINGS

      The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

SECTION 46. NON-WAIVER

      No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent in this Lease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed on accord and satisfaction and Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 47. SHORT FORM LEASE

      This Lease shall not be recorded, but a Short Form Lease, which describes the property herein demised, gives the term of this Lease and refers to this Lease, shall be executed by the parties hereto, upon demand of either party and such Short Form Lease may be recorded by Landlord or. Tenant at any time either deems it appropriate to do so. The cost and recording of such Short Form Lease shall belong to that requesting party.

STATE OF OHIO      )
                   ) ss
COUNTY OF FRANKLIN )


      BE IT REMEMBERED, that on the 16th day of November, 1992, before me, a Notary Public in and for said State, personally appeared Schottenstein Stores Corporation d/b/a/ Elyria Value City Shopping Center by Jay Schottenstein, the Landlord in the foregoing Lease, who acknowledged that the signing thereof was his/their free and voluntary act and deed for the uses and purposes therein mentioned.


      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

                                              /s/ Barbara Pugh
                                              ----------------
                                              Notary Public

                                                         Barbara Pugh
                       [NOTARIAL SEAL]            Notary Public, State of Ohio
                                              My Commission Expires June 1, 1997

STATE OF OHIO       )
                    ) ss
COUNTY OF FRANKLIN  )


      BE IT REMEMBERED, that on the 16th day of November, 1992, before me, a Notary Public in and for said state, personally appeared Schottenstein Stores Corporation d/b/a/ Value City Furniture # 17 by Jay Schottenstein, the Tenant in the foregoing Lease, who acknowledged that the signing thereof was his/their free and voluntary act and deed for the uses and purposes therein mentioned.


      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

                                              /s/ Barbara Pugh
                                              ----------------
                                              Notary Public

                                                         BARBARA PUGH
                       [NOTARIAL SEAL]            Notary Public, State of Ohio
                                              My Commission Expires June 1, 1997

                  SUBLEASE EXTENSION AND MODIFICATION AGREEMENT

      THIS AGREEMENT OF SUBLEASE EXTENSION AND MODIFICATION, made this 11th day of October, 2001, by and between Value City Department Stores, Inc., an Ohio Corporation, with offices at 3241 Westerville Road, Columbus, Ohio 43224 (hereinafter called "Sublessor") and Schottenstein Stores Corporation dba Value City Furniture #17, a Delaware Corporation, with offices at 1800 Moler Road, Columbus, Ohio 43207 (hereinafter called "Sublessee").

                             BACKGROUND INFORMATION

      WHEREAS, on the 5th day of November, 1992, Schottenstein Stores Corporation dba Elyria Value City Shopping Center entered into a Lease with Sublessee for the premises commonly known as 430 Oberlin Road, Elyria, Ohio 44035; and

      WHEREAS, Sublessor is successor in leasehold interest to Schottenstein Stores Corporation dba Elyria Value City Shopping Center under the Lease; and

      WHEREAS, said premises contains approximately 50,022 s.f. with approximate dimensions of 143' x 350'; and

      WHEREAS, said Sublease expires the 30th day of November, 2002; and

      WHEREAS, Sublessor and Sublessee have agreed to extend the Sublease term for five

(5) years on said premises; and

      WHEREAS, Sublessor has agreed to grant Sublessee one (1) additional renewal option thereafter.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, it is agreed as follows:

      1. The extended term shall commence the 1st day of December, 2002, and will expire the 30th day of November, 2007.

      2. Minimum monthly rental from 12-01-02 until 11-30-07 shall be Thirteen Thousand Three Hundred Eighty and 89/100 Dollars ($13,380.89) each month. Percentage rental owed during this period shall be Two and one half percent (2.5%) of gross sales exceeding Six Million Four Hundred Twenty Two Thousand Eight Hundred Twenty Five Dollars ($6,422,825.00) in any one lease year.

   3. Providing Sublessee has fully complied with all of the terms, provisions and conditions on its part to be performed under this Sublease, Sublessee may by giving written notice to the Sublessor at least six (6) months on or before the expiration of the extended term which expires 11-30-07, extend such term for an additional period of five (5) years upon the same covenants and agreements.

   4. All other terms and conditions of the Sublease as amended (except as modified herein) shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereunder have executed this Agreement this 11th day of October, 2001.
Signed and acknowledged
in the presence of:

                                  SUBLESSOR:  Value City Department Stores, Inc.


/s/ Edward K. Arndt
-------------------------


Witness 1

/s/ Leslie A. Schutte             BY: /s/ James McGrady
---------------------                 -----------------
Witness 2                             James McGrady, CFO, Treasurer, Secretary

                                  SUBLESSEE: Schottenstein Stores Corporation
                                             dba Value City Furniture #17


/s/ Edward K. Arndt
-------------------------


Witness 1

/s/ Leslie A. Schutte             BY: /s/ Jay L. Schottenstein
---------------------                 ------------------------
Witness 2                             Jay L. Schottenstein, Chairman

STATE OF OHIO      )
                   ) ss
COUNTY OF FRANKLIN )

BE IT REMEMBERED, that on the 11th day of October, 2001, before me, a Notary Public in and for said State, personally appeared Value City Department Stores, Inc. by James McGrady, CFO, Treasurer and Secretary, the SUBLESSEE in the foregoing Sublease, who acknowledged that the signing thereof was his/their free and voluntary act and deed for the uses and purposes therein mentioned.


IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year afore said

                     LESLIE A. SCHUTTE                 /s/ Leslie A. Schutte
[NOTARIAL SEAL]      Notary Public, State of Ohio      ---------------------
                      My Commission Expires            Notary Public
                              08-21-06

STATE OF OHIO      )
                   ) ss
COUNTY OF FRANKLIN )

BE IT REMEMBERED, that on the 11th day of October, 2001, before me, a Notary Public in and for said State, personally appeared Schottenstein Stores Corporation by Jay L. Schottenstein, Chairman, the SUBLESSOR in the foregoing Sublease, who acknowledged that the signing thereof was his/their free and voluntary act and deed for the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

                     LESLIE A. SCHUTTE                 /s/ Leslie A. Schutte
[NOTARIAL SEAL]      Notary Public, State of Ohio      ---------------------
                     My Commission Expires             Notary Public
                              08-21-06